SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    November 15, 2002

OAKWOOD HOMES CORPORATION

(Exact name of registrant as specified in charter)

North Carolina	1-7444	56-0985879

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

7800 McCloud Road, Greensboro, North Carolina	27409-9634

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (336) 664-2400

Item 3. Bankruptcy or Receivership.

     On November 15, 2002, Oakwood Homes Corporation (the “Company”) and certain of its subsidiaries (collectively, the “Debtor”) filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware. The Debtor remains in possession of its assets and properties and continues to operate its businesses as a “debtor-in-possession” pursuant to section 1107(a) and 1108 of the Bankruptcy Code. The Debtor’s press release in which it announced, among other things, the Chapter 11 filing is attached hereto as Exhibit 99.1.

     On November 15, 2002, the Debtor also reached a non-binding agreement in principle relating to the Debtor’s financial restructuring with creditors representing approximately 39% of the Company’s senior unsecured debt and REMIC guarantee obligations. The terms of this financial restructuring are contained in the restructuring term sheet attached hereto as Exhibit 99.2. These creditors provided a non-binding affirmation that, subject to certain conditions described therein, they would consider the treatment of claims in a bankruptcy proceeding involving the Debtor in the manner described in the restructuring term sheet to be within a range of acceptable outcomes.

     On November 15, 2002, the New York Stock Exchange, Inc. announced that it had determined that the Company’s common stock should be suspended from trading on the NYSE immediately. The NYSE also announced that application to the Securities and Exchange Commission to delist the Company’s common stock is pending the completion of applicable procedures. The Company does not presently intend to object or otherwise seek a review of this determination.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements. Not applicable.

     (b)  Pro Forma Financial Information. Not applicable.

     (c)  Exhibits. The following exhibit is filed herewith:

99.1	Press release issued on November 15, 2002.

99.2	Restructuring Term Sheet dated November 15, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKWOOD HOMES CORPORATION

Date: November 18, 2002	By:	/s/ Robert A. Smith

Name: Robert A. Smith
Title: Executive Vice President – Financial Operations

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
November 15, 2002	1-7444

OAKWOOD HOMES CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release issued on November 15, 2002.

99.2	Restructuring Term Sheet dated November 15, 2002.